Exhibit 99.1

FOR IMMEDIATE RELEASE

MR. COOPER GROUP REPORTS SECOND QUARTER 2024 RESULTS AND ANNOUNCES ACQUISITION OF MORTGAGE OPERATIONS FROM FLAGSTAR

•	Reported net income of $204 million including other mark-to-market of $68 million, equivalent to ROCE of 18.1% and operating ROTCE of 15.3%
•	Book value per share and tangible book value per share increased to $71.24 and $68.67
•	Servicing portfolio grew 37% y/y to $1,206 billion
•	Repurchased 0.3 million shares of common stock for $24 million. Board of directors approved additional $200 million for stock repurchase, bringing total authorization to approximately $270 million
•	Announced acquisition of Flagstar’s mortgage operations, including MSRs and subservicing contracts totaling approximately $356 billion in unpaid principal balance (UPB), for $1.4 billion in cash

Dallas, TX (July 25, 2024) - Mr. Cooper Group Inc. (NASDAQ: COOP) (the “Company”), reported second quarter income before income tax expense of $277 million and net income of $204 million. Excluding other mark-to-market and other adjustments, the Company reported pretax operating income of $219 million. Adjustments included other mark-to-market net of hedges of $68 million and other items shown below in the reconciliation of GAAP and non-GAAP results.

The acquisition of Flagstar’s mortgage operations consists of acquiring MSRs, advances, subservicing contracts, and a third-party origination platform. This purchase will be funded through available cash and drawdowns of existing MSR lines. Upon closing, Mr. Cooper expects to welcome 1.3 million customers and add approximately $356 billion in UPB. The transaction is expected to close in the fourth quarter of 2024, subject to customary closing conditions.

Chairman and CEO Jay Bray commented, “We have the operational capacity to onboard Flagstar’s customers with a smooth and positive experience, which will be our top priority. We also look forward to welcoming Flagstar team members to the Mr. Cooper family. We have long respected Flagstar as a mortgage servicer, and we feel very closely aligned with their cultural values.”

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Servicing

The Servicing segment provides a best-in-class home loan experience for our 5.3 million customers while simultaneously strengthening asset performance for investors. In the first quarter, Servicing recorded pretax income of $354 million, including other mark-to-market of $68 million. The servicing portfolio ended the quarter at $1,206 billion. Servicing generated pretax operating income, excluding other mark-to-market, of $288 million. At quarter end, the carrying value of the MSR was $10,352 million equivalent to 153 bps of MSR UPB.

	Quarter Ended
($ in millions)	Q2'24		Q1'24
	$	BPS	$	BPS
Operational revenue	$604	20.7	$577	21.6
Amortization, net of accretion	(217)	(7.4)	(170)	(6.4)
Mark-to-market	69	2.3	43	1.6
Total revenues	456	15.5	450	16.8
Total expenses	(171)	(5.9)	(185)	(6.9)
Total other income, net	69	2.4	48	1.8
Income before taxes	354	12.1	313	11.7
Other mark-to-market	(68)	(2.4)	(42)	(1.6)
Accounting items	—	—	—	—
Intangible amortization	2	0.1	2	0.1
Pretax operating income excluding other mark-to-market and accounting items	$288	9.8	$273	10.2

	Quarter Ended
	Q2'24	Q1'24
MSRs UPB ($B)	$676	$631
Subservicing and Other UPB ($B)	530	505
Ending UPB ($B)	$1,206	$1,136
Average UPB ($B)	$1,171	$1,068
60+ day delinquency rate at period end	1.4%	1.6%
Annualized CPR	5.6%	4.7%
Modifications and workouts	22,645	24,460

Originations

The Originations segment creates servicing assets at attractive margins by acquiring loans through the correspondent channel and refinancing existing loans through the direct-to-consumer channel. Originations earned pretax income and pretax operating income of $38 million.

The Company funded 15,080 loans in the second quarter, totaling approximately $3.8 billion UPB, which was comprised of $1.7 billion in direct-to-consumer and $2.1 billion in correspondent. Funded volume increased 32% quarter-over-quarter, while pull through adjusted volume increased 48% quarter-over-quarter to $4.5 billion.

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	Quarter Ended
($ in millions)	Q2'24	Q1'24
Income before taxes	$38	$32
Accounting items	—	—
Pretax operating income excluding accounting items and other	$38	$32

	Quarter Ended
($ in millions)	Q2'24	Q1'24
Total pull through adjusted volume	$4,473	$3,013
Funded volume	$3,794	$2,878
Refinance recapture percentage	73%	70%
Recapture percentage	22%	24%
Purchase volume as a percentage of funded volume	62%	55%

Conference Call Webcast and Investor Presentation

The Company will host a conference call on July 25, 2024 at 10:00 A.M. Eastern Time. Preregistration for the call is now available in the Investor section of www.mrcoopergroup.com. Participants will receive a toll-free dial-in number and a unique registrant ID to be used for immediate call access. A simultaneous audio webcast of the conference call will be available under the investors section on www.mrcoopergroup.com.

Non-GAAP Financial Measures

The Company utilizes non-GAAP financial measures as the measures provide additional information to assist investors in understanding and assessing the Company’s and our business segments’ ongoing performance and financial results, as well as assessing our prospects for future performance. The adjusted operating financial measures facilitate a meaningful analysis and allow more accurate comparisons of our ongoing business operations because they exclude items that may not be indicative of or are unrelated to the Company’s and our business segments’ core operating performance, and are better measures for assessing trends in our underlying businesses. These notable items are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operational and planning decisions and evaluating the Company’s and our business segment’s ongoing performance. Pretax operating income (loss) in the servicing segment eliminates the effects of mark-to-market adjustments which primarily reflects unrealized gains or losses based on the changes in fair value measurements of MSRs and their related financing liabilities for which a fair value accounting election was made. These adjustments, which can be highly volatile and material due to changes in credit markets, are not necessarily reflective of the gains and losses that will ultimately be realized by the Company. Pretax operating income (loss) in each segment also eliminates, as applicable, transition and integration costs, gains (losses) on sales of fixed assets, certain settlement costs that are not considered normal operational matters, intangible amortization, change in equity method investments, fair value change in equity investments and other adjustments based on the facts and circumstances that would provide investors a supplemental means for evaluating the Company’s core operating performance. Return on tangible common equity (ROTCE) is computed by dividing net income by average tangible common equity (also known as tangible book value). Tangible common equity equals total stockholders’ equity less goodwill and intangible assets. Management believes that ROTCE is a useful financial measure because it measures the performance of a business consistently and enables investors and others to assess the Company’s use of equity. Tangible book value is defined as stockholders’ equity less goodwill and intangible assets. Our management believes tangible book value is useful to investors because it provides a more accurate measure of the realizable value of shareholder returns, excluding the impact of goodwill and intangible assets.

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Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Results for any specified quarter are not necessarily indicative of the results that may be expected for the full year or any future period. Certain of these risks and uncertainties are described in the “Risk Factors” section of Mr. Cooper Group’s most recent annual reports and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Mr. Cooper undertakes no obligation to publicly update or revise any forward-looking statement or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Investor Contact:

Kenneth Posner, SVP Strategic Planning and Investor Relations

(469) 426-3633

Shareholders@mrcooper.com

Media Contact:

Christen Reyenga, VP Corporate Communications

MediaRelations@mrcooper.com

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Financial Tables

MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(millions of dollars, except for earnings per share data)

	Three Months Ended June 30, 2024	Three Months Ended March 31, 2024
Revenues:
Service related, net	$485	$478
Net gain on mortgage loans held for sale	98	86
Total revenues	583	564
Total expenses:	300	317
Other (expense) income, net:
Interest income	189	158
Interest expense	(187)	(170)
Other expense, net	(8)	(3)
Total other expense, net	(6)	(15)
Income before income tax expense	277	232
Income tax expense	73	51
Net income	$204	$181

Earnings per share:
Basic	$3.16	$2.80
Diluted	$3.10	$2.73
Weighted average shares of common stock outstanding (in millions):
Basic	64.6	64.6
Diluted	65.8	66.3

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MR. COOPER GROUP INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(millions of dollars)

	June 30, 2024	March 31, 2024
Assets
Cash and cash equivalents	$642	$578
Restricted cash	162	157
Mortgage servicing rights at fair value	10,352	9,796
Advances and other receivables, net	934	914
Mortgage loans held for sale at fair value	1,539	1,070
Property and equipment, net	57	55
Deferred tax assets, net	351	426
Other assets	1,746	1,779
Total assets	$15,783	$14,775

Liabilities and Stockholders' Equity
Unsecured senior notes, net	$4,141	$4,137
Advance, warehouse and MSR facilities, net	4,925	4,087
Payables and other liabilities	1,684	1,691
MSR related liabilities - nonrecourse at fair value	439	455
Total liabilities	11,189	10,370
Total stockholders' equity	4,594	4,405
Total liabilities and stockholders' equity	$15,783	$14,775

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended June 30, 2024
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$446	$19	$20	$485
Net gain on mortgage loans held for sale	10	88	—	98
Total revenues	456	107	20	583
Total expenses	171	69	60	300
Other income (expense), net:
Interest income	174	15	—	189
Interest expense	(105)	(15)	(67)	(187)
Other expense, net	—	—	(8)	(8)
Total other income (expense), net	69	—	(75)	(6)
Pretax income (loss)	$354	$38	$(115)	$277
Income tax expense				73
Net income				$204
Earnings per share
Basic				$3.16
Diluted				$3.10

Non-GAAP Reconciliation:
Pretax income (loss)	$354	$38	$(115)	$277
Other mark-to-market	(68)	—	—	(68)
Accounting items / other	—	—	8	8
Intangible amortization	2	—	—	2
Pretax operating income (loss)	$288	$38	$(107)	$219
Income tax expense(1)				(53)
Operating income				$166
Operating ROTCE(2)				15.3%
Average tangible book value (TBV)(3)				$4,333

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,238 and ending TBV of $4,428.

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UNAUDITED SEGMENT STATEMENT OF

OPERATIONS & EARNINGS RECONCILIATION

(millions of dollars, except for earnings per share data)

	Three Months Ended March 31, 2024
	Servicing	Originations	Corporate/ Other	Consolidated

Service related, net	$440	$16	$22	$478
Net gain on mortgage loans held for sale	10	76	—	86
Total revenues	450	92	22	564
Total expenses	185	62	70	317
Other income (expense), net:
Interest income	146	12	—	158
Interest expense	(98)	(10)	(62)	(170)
Other expense, net	—	—	(3)	(3)
Total other income (expense), net	48	2	(65)	(15)
Pretax income (loss)	$313	$32	$(113)	$232
Income tax expense				51
Net income				$181
Earnings per share
Basic				$2.80
Diluted				$2.73

Non-GAAP Reconciliation:
Pretax income (loss)	$313	$32	$(113)	$232
Other mark-to-market	(42)	—	—	(42)
Accounting items / other	—	—	7	7
Intangible amortization	2	—	—	2
Pretax operating income (loss)	$273	$32	$(106)	$199
Income tax expense				(48)
Operating income(1)				$151
Operating ROTCE(2)				14.5%
Average tangible book value (TBV)(3)				$4,176

(1)	Assumes tax-rate of 24.2%.
(2)	Computed by dividing annualized earnings by average TBV.
(3)	Average of beginning TBV of $4,113 and ending TBV of $4,238.

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Non-GAAP Reconciliation:	Quarter Ended
($ in millions except value per share data)	Q2'24	Q1'24
Stockholders' equity (BV)	$4,594	$4,405
Goodwill	(141)	(141)
Intangible assets	(25)	(26)
Tangible book value (TBV)	$4,428	$4,238
Ending shares of common stock outstanding (in millions)	64.5	64.7

BV/share	$71.24	$68.06
TBV/share	$68.67	$65.48

Net income	$204	$181
ROCE(1)	18.1%	16.7%

Beginning stockholders’ equity	$4,405	$4,282
Ending stockholders’ equity	$4,594	$4,405
Average stockholders’ equity (BV)	$4,500	$4,344

(1)	Return on Common Equity (ROCE) is computed by dividing annualized earnings by average BV.

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